Snowflake Reports Financial Results for the Fourth Quarter and Full-Year of Fiscal 2023

•Product revenue of $555.3 million in the fourth quarter, representing 54% year-over-year growth
•Remaining performance obligations of $3.7 billion, representing 38% year-over-year growth
•7,828 total customers
•Net revenue retention rate of 158%
•330 customers with trailing 12-month product revenue greater than $1 million
•Authorized a $2.0 billion stock repurchase program

No-Headquarters/BOZEMAN, Mont. - March 1, 2023 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its fourth quarter and full-year of fiscal 2023, ended January 31, 2023.

Revenue for the quarter was $589.0 million, representing 53% year-over-year growth. Product revenue for the quarter was $555.3 million, representing 54% year-over-year growth. Remaining performance obligations were $3.7 billion, representing 38% year-over-year growth. Net revenue retention rate was 158% as of January 31, 2023. The company now has 7,828 total customers and 330 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“Snowflake finished fiscal 2023 with 70% year-over-year product revenue growth, totaling $1.9 billion. Non-GAAP adjusted free cash flow margin for the year was 25%,” said Frank Slootman, Chairman and CEO, Snowflake. “We are operating in a vast and growing market, prioritizing capabilities that support the core mission of the enterprise, and staying on track for our $10 billion product revenue goal in fiscal 2029.”

Fourth Quarter Fiscal 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter of fiscal 2023:

	Fourth Quarter Fiscal 2023 GAAP Results		Fourth Quarter Fiscal 2023 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$555.3	54%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$396.7	71%	$416.4	75%
Operating income (loss)	($239.8)	(41%)	$32.8	6%
Net cash provided by operating activities	$217.3
Free cash flow			$205.3	35%
Adjusted free cash flow			$215.3	37%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Full-Year Fiscal 2023 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the full-year fiscal 2023:

	Full-Year Fiscal 2023 GAAP Results		Full-Year Fiscal 2023 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,938.8	70%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$1,391.2	72%	$1,457.4	75%
Operating income (loss)	($842.3)	(41%)	$95.3	5%
Net cash provided by operating activities	$545.6
Free cash flow			$496.5	24%
Adjusted free cash flow			$520.4	25%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the first quarter of fiscal 2024:

	First Quarter Fiscal 2024 GAAP Guidance		First Quarter Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$568 - $573	44 - 45%

Margin
Operating income				—%

Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			361

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have non-GAAP net income attributable to Snowflake Inc. for the first quarter of fiscal 2024. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted in the non-GAAP column of the table above, giving effect to all potentially dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - diluted if we have non-GAAP net loss attributable to Snowflake Inc. In addition, the potential impact of our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

The following table summarizes our guidance for the full-year fiscal 2024:

	Full-Year Fiscal 2024 GAAP Guidance		Full-Year Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$2,705	40%

				Margin
Product gross profit				76%
Operating income				6%
Adjusted free cash flow				25%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			363

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have non-GAAP net income attributable to Snowflake Inc. for full-year fiscal 2024. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted in the non-GAAP column of the table above, giving effect to all potentially dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - diluted if we have non-GAAP net loss attributable to Snowflake Inc. In addition, the potential impact of our stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Stock Repurchase Program

Our Board of Directors has authorized a stock repurchase program of up to $2.0 billion of our outstanding Class A common stock. Repurchases may be effected, from time to time, either on the open market (including via pre-set trading plans), in privately negotiated transactions, or through other transactions in accordance with applicable securities laws. The program will be funded using Snowflake’s working capital and will expire in March 2025.

The timing and amount of any repurchases will be determined by management based on an evaluation of market conditions and other factors. The program does not obligate Snowflake to acquire any particular amount of Class A common stock, and the repurchase program may be suspended or discontinued at any time at Snowflake’s discretion.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on March 1, 2023. Investors and participants may attend the call by dialing (844) 200-6205 (Access code: 186085), or if outside the United States, by dialing +1 (929) 526-1599 (Access code: 186085).

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Product gross profit, Operating income (loss), Net income (loss), Net income (loss) attributable to Snowflake Inc., and Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted. Our non-GAAP product gross profit, operating income (loss), net income (loss), and net income (loss) attributable to Snowflake Inc. measures exclude the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic is calculated by dividing non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of diluted shares of common stock outstanding during the period. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - diluted is calculated by dividing net non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow starting with the fiscal quarter ended January 31, 2022, and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our total customer count for historical periods reflecting these adjustments.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. Starting with the fiscal quarter ended October 31, 2021, the cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook,” and regarding our stock repurchase program. The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, general market and business conditions, downturns, or uncertainty, including fluctuations or volatility in capital markets or foreign currency exchange rates, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended October 31, 2022 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended January 31, 2023.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 573 of the 2022 Forbes Global 2000 (G2K) as of January 31, 2023, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022

Revenue	$589,012	$383,774	$2,065,659	$1,219,327
Cost of revenue	205,657	134,180	717,540	458,433
Gross profit	383,355	249,594	1,348,119	760,894
Operating expenses:
Sales and marketing	303,473	203,287	1,106,507	743,965
Research and development	242,125	123,149	788,058	466,932
General and administrative	77,507	75,187	295,821	265,033
Total operating expenses	623,105	401,623	2,190,386	1,475,930
Operating loss	(239,750)	(152,029)	(842,267)	(715,036)
Interest income	35,531	2,342	73,839	9,129
Other income (expense), net	(2,893)	19,080	(47,565)	28,947
Loss before income taxes	(207,112)	(130,607)	(815,993)	(676,960)
Provision for (benefit from) income taxes	372	1,546	(18,467)	2,988
Net loss	(207,484)	(132,153)	(797,526)	(679,948)
Less: net loss attributable to noncontrolling interest	(315)	—	(821)	—
Net loss attributable to Snowflake Inc.	$(207,169)	$(132,153)	$(796,705)	$(679,948)
Net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.64)	$(0.43)	$(2.50)	$(2.26)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	321,924	308,693	318,730	300,273

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$939,902	$1,085,729
Short-term investments	3,067,966	2,766,364
Accounts receivable, net	715,821	545,629
Deferred commissions, current	67,901	51,398
Prepaid expenses and other current assets	193,100	149,523
Total current assets	4,984,690	4,598,643
Long-term investments	1,073,023	1,256,207
Property and equipment, net	160,823	105,079
Operating lease right-of-use assets	231,266	190,356
Goodwill	657,370	8,449
Intangible assets, net	186,013	37,141
Deferred commissions, non-current	145,286	124,517
Other assets	283,851	329,306
Total assets	$7,722,322	$6,649,698
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,672	$13,441
Accrued expenses and other current liabilities	269,069	200,664
Operating lease liabilities, current	27,301	25,101
Deferred revenue, current	1,673,475	1,157,887
Total current liabilities	1,993,517	1,397,093
Operating lease liabilities, non-current	224,357	181,196
Deferred revenue, non-current	11,463	11,180
Other liabilities	24,370	11,184
Snowflake Inc. stockholders’ equity	5,456,436	5,049,045
Noncontrolling interest	12,179	—
Total liabilities and stockholders’ equity	$7,722,322	$6,649,698

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(207,484)	$(132,153)	$(797,526)	$(679,948)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,726	5,912	63,535	21,498
Non-cash operating lease costs	12,661	9,658	46,240	35,553
Amortization of deferred commissions	15,920	11,052	57,445	37,876
Stock-based compensation, net of amounts capitalized	250,696	145,703	861,533	605,095
Net amortization (accretion) of premiums (discounts) on investments	(8,834)	11,064	3,497	48,002
Net unrealized losses (gains) on strategic investments in equity securities	1,339	(19,106)	46,435	(27,621)
Deferred income tax	(1,148)	—	(26,425)	—
Other	940	(1,238)	1,618	1,297
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(317,688)	(290,794)	(166,965)	(251,652)
Deferred commissions	(31,480)	(42,985)	(95,107)	(95,877)
Prepaid expenses and other assets	(16,073)	(46,361)	(2,904)	(159,159)
Accounts payable	(2,280)	2,780	8,024	7,371
Accrued expenses and other liabilities	46,553	36,666	74,280	79,772
Operating lease liabilities	(13,166)	(13,491)	(42,342)	(38,249)
Deferred revenue	467,634	402,191	514,301	526,221
Net cash provided by operating activities	217,316	78,898	545,639	110,179
Cash flows from investing activities:
Purchases of property and equipment	(5,362)	(4,012)	(25,128)	(16,221)
Capitalized internal-use software development costs	(6,693)	(4,160)	(24,012)	(12,772)
Cash paid for business combinations, net of cash and cash equivalents acquired	(10,054)	—	(362,609)	—
Purchases of intangible assets	—	(13,152)	(700)	(24,334)
Purchases of investments	(1,105,154)	(1,207,942)	(3,901,321)	(4,250,338)
Sales of investments	—	33,066	58,813	440,069
Maturities and redemptions of investments	1,062,479	1,232,367	3,657,072	3,842,796
Net cash provided by (used in) investing activities	(64,784)	36,167	(597,885)	(20,800)
Cash flows from financing activities:
Proceeds from exercise of stock options	8,798	36,592	39,893	127,036
Proceeds from issuance of common stock under employee stock purchase plan	—	—	40,931	52,227
Taxes paid related to net share settlement of equity awards	(48,882)	—	(184,648)	—
Capital contributions from noncontrolling interest holders	—	—	13,000	—
Payments of deferred purchase consideration for business combinations	—	(1,065)	(1,800)	(1,065)
Net cash provided by (used in) financing activities	(40,084)	35,527	(92,624)	178,198
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8,457	(257)	(933)	(236)
Net increase (decrease) in cash, cash equivalents, and restricted cash	120,905	150,335	(145,803)	267,341
Cash, cash equivalents, and restricted cash—beginning of period	835,826	952,199	1,102,534	835,193
Cash, cash equivalents, and restricted cash—end of period	$956,731	$1,102,534	$956,731	$1,102,534

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended January 31,				Twelve Months Ended January 31,
	2023		2022		2023		2022
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$555,329	94%	$359,558	94%	$1,938,783	94%	$1,140,469	94%
Professional service and other revenue	33,683	6%	24,216	6%	126,876	6%	78,858	6%
Revenue	$589,012	100%	$383,774	100%	$2,065,659	100%	$1,219,327	100%
Year-over-year growth	53%		101%		69%		106%

Cost of revenue:
GAAP cost of product revenue	$158,601	27%	$102,397	27%	$547,547	27%	$347,817	29%
Less: stock-based compensation-related charges	(17,332)		(11,892)		(61,379)		(49,705)
Less: amortization of acquired intangibles	(2,335)		(566)		(4,767)		(2,266)
Non-GAAP cost of product revenue	$138,934	24%	$89,939	23%	$481,401	23%	$295,846	24%

GAAP cost of professional service and other revenue	$47,056	8%	$31,783	8%	$169,993	8%	$110,616	9%
Less: stock-based compensation-related charges	(14,250)		(10,529)		(52,324)		(42,470)
Non-GAAP cost of professional service and other revenue	$32,806	5%	$21,254	6%	$117,669	6%	$68,146	6%

GAAP cost of revenue	$205,657	35%	$134,180	35%	$717,540	35%	$458,433	38%
Less: stock-based compensation-related charges	(31,582)		(22,421)		(113,703)		(92,175)
Less: amortization of acquired intangibles	(2,335)		(566)		(4,767)		(2,266)
Non-GAAP cost of revenue	$171,740	29%	$111,193	29%	$599,070	29%	$363,992	30%

Gross profit (loss):
GAAP product gross profit	$396,728	71%	$257,161	72%	$1,391,236	72%	$792,652	70%
Add: stock-based compensation-related charges	17,332		11,892		61,379		49,705
Add: amortization of acquired intangibles	2,335		566		4,767		2,266
Non-GAAP product gross profit	$416,395	75%	$269,619	75%	$1,457,382	75%	$844,623	74%

GAAP professional services and other revenue gross loss	$(13,373)	(40%)	$(7,567)	(31%)	$(43,117)	(34%)	$(31,758)	(40%)
Add: stock-based compensation-related charges	14,250		10,529		52,324		42,470
Non-GAAP professional services and other revenue gross profit	$877	3%	$2,962	12%	$9,207	7%	$10,712	14%

GAAP gross profit	$383,355	65%	$249,594	65%	$1,348,119	65%	$760,894	62%
Add: stock-based compensation-related charges	31,582		22,421		113,703		92,175
Add: amortization of acquired intangibles	2,335		566		4,767		2,266
Non-GAAP gross profit	$417,272	71%	$272,581	71%	$1,466,589	71%	$855,335	70%

Gross margin:
GAAP product gross margin	71%		72%		72%		70%
Add: stock-based compensation-related charges as a % of product revenue	4%		3%		3%		4%
Add: amortization of acquired intangibles as a % of product revenue	—%		—%		—%		—%
Non-GAAP product gross margin	75%		75%		75%		74%

GAAP professional services and other revenue gross margin	(40%)		(31%)		(34%)		(40%)
Add: stock-based compensation-related charges as a % of professional service and other revenue	43%		43%		41%		54%
Non-GAAP professional services and other revenue gross margin	3%		12%		7%		14%

GAAP gross margin	65%		65%		65%		62%
Add: stock-based compensation-related charges as a % of revenue	6%		6%		6%		8%
Add: amortization of acquired intangibles as a % of revenue	—%		—%		—%		—%
Non-GAAP gross margin	71%		71%		71%		70%

Operating expenses:
GAAP sales and marketing expense	$303,473	52%	$203,287	53%	$1,106,507	54%	$743,965	61%
Less: stock-based compensation-related charges	(70,844)		(49,791)		(258,056)		(215,760)
Less: amortization of acquired intangibles	(7,553)		—		(25,207)		—
Non-GAAP sales and marketing expense	$225,076	38%	$153,496	39%	$823,244	39%	$528,205	43%

GAAP research and development expense	$242,125	41%	$123,149	32%	$788,058	38%	$466,932	38%
Less: stock-based compensation-related charges	(128,026)		(61,686)		(413,080)		(248,032)
Less: amortization of acquired intangibles	(1,813)		(1,200)		(7,123)		(3,941)
Non-GAAP research and development expense	$112,286	19%	$60,263	16%	$367,855	18%	$214,959	18%

GAAP general and administrative expense	$77,507	13%	$75,187	20%	$295,821	14%	$265,033	22%
Less: stock-based compensation-related charges	(25,833)		(33,868)		(104,160)		(119,492)
Less: amortization of acquired intangibles	(451)		(412)		(1,731)		(1,621)
Less: expenses associated with acquisitions and strategic investments	(4,088)		(143)		(9,723)		(574)
Non-GAAP general and administrative expense	$47,135	8%	$40,764	11%	$180,207	9%	$143,346	12%

GAAP total operating expense	$623,105	106%	$401,623	105%	$2,190,386	106%	$1,475,930	121%
Less: stock-based compensation-related charges	(224,703)		(145,345)		(775,296)		(583,284)
Less: amortization of acquired intangibles	(9,817)		(1,612)		(34,061)		(5,562)
Less: expenses associated with acquisitions and strategic investments	(4,088)		(143)		(9,723)		(574)
Non-GAAP total operating expense	$384,497	65%	$254,523	66%	$1,371,306	66%	$886,510	73%

Operating income (loss):
GAAP operating loss	$(239,750)	(41%)	$(152,029)	(40%)	$(842,267)	(41%)	$(715,036)	(59%)
Add: stock-based compensation-related charges	256,285		167,766		888,999		675,459
Add: amortization of acquired intangibles	12,152		2,178		38,828		7,828
Add: expenses associated with acquisitions and strategic investments	4,088		143		9,723		574
Non-GAAP operating income (loss)	$32,775	6%	$18,058	5%	$95,283	5%	$(31,175)	(3%)

Operating margin:
GAAP operating margin	(41%)		(40%)		(41%)		(59%)
Add: stock-based compensation-related charges as a % of revenue	44%		44%		44%		55%
Add: amortization of acquired intangibles as a % of revenue	2%		1%		2%		1%
Add: expenses associated with acquisitions and strategic investments as a % of revenue	1%		—%		—%		—%
Non-GAAP operating margin	6%		5%		5%		(3%)

Net income (loss):
GAAP net loss	$(207,484)	(35%)	$(132,153)	(34%)	$(797,526)	(39%)	$(679,948)	(56%)
Add: stock-based compensation-related charges(1)	256,285		167,766		888,999		675,459
Add: amortization of acquired intangibles	12,152		2,178		38,828		7,828
Add: expenses associated with acquisitions and strategic investments	4,088		143		9,723		574
Income tax expenses effect related to the above adjustments	(16,635)		(1,897)		(50,072)		(1,827)
Non-GAAP net income	$48,406	8%	$36,037	10%	$89,952	4%	$2,086	—%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(207,169)	(35%)	$(132,153)	(34%)	$(796,705)	(39%)	$(679,948)	(56%)
Add: stock-based compensation-related charges(1)	256,285		167,766		888,999		675,459
Add: amortization of acquired intangibles	12,152		2,178		38,828		7,828
Add: expenses associated with acquisitions and strategic investments	4,088		143		9,723		574
Income tax expenses effect related to the above adjustments	(16,635)		(1,897)		(50,072)		(1,827)
Adjustments attributable to noncontrolling interest, net of tax	14		—		(361)		—
Non-GAAP net income attributable to Snowflake Inc.	$48,735	8%	$36,037	10%	$90,412	4%	$2,086	—%

Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.64)		$(0.43)		$(2.50)		$(2.26)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	321,924		308,693		318,730		300,273

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	$0.15		$0.12		$0.28		$0.01
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	321,924		308,693		318,730		300,273

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted	$0.14		$0.10		$0.25		$0.01
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted(2)	359,513		358,743		359,144		357,395

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$217,316	37%	$78,898	21%	$545,639	26%	$110,179	9%
Less: purchases of property and equipment	(5,362)		(4,012)		(25,128)		(16,221)
Less: capitalized internal-use software development costs	(6,693)		(4,160)		(24,012)		(12,772)
Non-GAAP free cash flow	205,261	35%	70,726	18%	496,499	24%	81,186	7%
Add: net cash paid on payroll tax-related items on employee stock transactions(3)	10,034		31,378		23,927		68,645
Non-GAAP adjusted free cash flow	$215,295	37%	$102,104	27%	$520,426	25%	$149,831	12%
Non-GAAP free cash flow margin	35%		18%		24%		7%
Non-GAAP adjusted free cash flow margin	37%		27%		25%		12%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $4.0 million and $22.7 million for the three and twelve months ended January 31, 2023, respectively, and $21.7 million and $69.1 million for the three and twelve months ended January 31, 2022, respectively.

(2) For the periods in which we had non-GAAP net income, the weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These potentially dilutive securities would be excluded from the weighted-average shares used in computing non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted if we were in a non-GAAP net loss position.

(3) The amounts for the three and twelve months ended January 31, 2023 do not include employee payroll taxes of $48.9 million and $184.6 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities. No equity awards were net settled prior to the fiscal year ended January 31, 2023.